As filed with the Securities and Exchange Commission on September 12, 2014

Registration No. 33-74050

Registration No. 333-44047

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Post-Effective Amendment No.2 to Form S-8 Registration Statement No. 33-74050

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-44047

UNDER
THE SECURITIES ACT OF 1933

SHOE CARNIVAL, INC.
(Exact name of registrant as specified in its charter)

Indiana	35-1736614
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
7500 East Columbia Street Evansville, Indiana (Address of Principal Executive Offices)	47715 (Zip Code)

SHOE CARNIVAL, INC. 1993 STOCK OPTION AND INCENTIVE PLAN
(Full title of the plan)

Clifton E. Sifford
President, Chief Executive Officer and Chief Merchandising Officer
Shoe Carnival, Inc.
7500 East Columbia Street
Evansville, Indiana 47715
(Name and address of agent for service)

(812) 867-6471
(Telephone number, including area code, of agent for service)

Copy to:
Janelle Blankenship
Faegre Baker Daniels LLP
600 E. 96th Street, Suite 600
Indianapolis, Indiana 46240
(317) 569-9600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definition of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐                                                                                                                     Accelerated filer ☒
Non-accelerated filer   ☐ (do not check if a smaller reporting company)                                    Smaller reporting company ☐

EXPLANATORY NOTE
DEREGISTRATION OF SECURITIES

Shoe Carnival, Inc. (the “Company”) is filing this Post-Effective Amendment to the Registration Statements on Form S-8 (File Nos. 33-74050 and 333-44047) (each a “Registration Statement” and collectively, the “Registration Statements”) to withdraw and remove from registration the unissued and unsold securities under the Shoe Carnival, Inc. 1993 Stock Option and Incentive Plan (the “1993 Plan”), previously registered by the Company pursuant to the Registration Statements. The Registration Statements registered up to 2,250,000 shares of the Company’s Common Stock issuable to participants under the 1993 Plan (as adjusted for the three-for-two stock split in March 2012).

No grants have been made under the 1993 Plan since April 2002, and the 1993 Plan expired in accordance with its terms in January 2003. All awards granted under the 1993 Plan have expired or have been fully exercised.

In accordance with the undertaking contained in the Registration Statements pursuant to Item 512 of Regulation S-K, this Post-Effective Amendment to the Registration Statements is being filed to deregister and remove all of the previously registered shares of the Company’s Common Stock that remain unissued and unsold under the Registration Statements as of the date hereof.

SIGNATURES

        The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on this 12th day of September, 2014.

Shoe Carnival, Inc. (Registrant)

By:	/s/ Clifton E. Sifford
Clifton E. Sifford President, Chief Executive Officer and Chief Merchandising Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby authorizes Clifton E. Sifford and W. Kerry Jackson, each with full power of substitution, to execute in the name and on behalf of such person any amendment to the Registration Statements, including post-effective amendments, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in the Registration Statements as the Registrant deems appropriate, and appoints each of Clifton E. Sifford and W. Kerry Jackson, each with full power of substitution, attorney-in-fact to sign any amendment to the Registration Statements, including post-effective amendments, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 and to file the same, with exhibits thereto, and other documents in connection therewith.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statements has been signed by the following persons in their respective capacities and on the respective dates indicated opposite their names.

Signature	Title	Date
/s/ Clifton E. Sifford Clifton E. Sifford	President, Chief Executive Officer and Chief Merchandising Officer and Director (Principal Executive Officer)	September 12, 2014
/s/ W. Kerry Jackson W. Kerry Jackson	Senior Executive Vice President - Chief Operating and Financial Officer and Treasurer (Principal Financial Officer)	September 12, 2014
/s/ Kathy A. Yearwood Kathy A. Yearwood	Senior Vice President – Controller and Chief Accounting Officer (Principal Accounting Officer)	September 12, 2014
/s/ J. Wayne Weaver J. Wayne Weaver	Chairman of the Board and Director	September 12, 2014
/s/ James A. Aschleman James A. Aschleman	Director	September 12, 2014
/s/ Kent A. Kleeberger Kent A. Kleeberger	Director	September 12, 2014
/s/ Gerald W. Schoor Gerald W. Schoor	Director	September 12, 2014
/s/ Joseph W. Wood Joseph W. Wood	Director	September 12, 2014